Exhibit 107.1

Calculation of Filing Fee Table

Form S-8
(Form Type)

Leju Holdings Limited
(Exact Name of Registrant as Specified in its Charter)

Newly Registered Securities

Security Type	Security Class Title(1)	Fee Calculation Rule	Amount Registered(2)		Proposed Maximum Offering Price Per Share		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(1)
Equity	Ordinary shares, par value US$0.001 per share	Rule 457(c) and Rule 457(h)	8,020,119	(3)	$0.192	(3)	$1,539,862.85	$0.0001102	$169.69
Total Offering Amounts			8,020,119				$1,539,862.85		$169.69
Total Fee Offsets									—
Net Fee Due									$169.69

(1)	These shares may be represented by the Registrant’s American depositary shares (“ADSs”), each of which represents ten ordinary shares. The Registrant’s ADSs issuable upon deposit of the ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (333-195067).
(2)	In accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional shares that may be offered and issued to prevent dilution from share splits, share dividends or similar transactions as provided in the Registrant’s 2013 Share Incentive Plan (the “Plan”). Any ordinary shares covered by an award granted under the Plan (or portion of an award) that terminates, expires or lapses for any reason will be deemed not to have been issued for purposes of determining the maximum aggregate number of ordinary shares that may be issued under the Plan.
(3)	These shares represent ordinary shares that have been added to the award pool under the Plan and are reserved for future award grants under the Plan. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, the proposed maximum offering price per share for these shares is based on the average of the high and low prices for the Registrant’s ADSs, as reported on the New York Stock Exchange on May 15, 2023, adjusted for ADS to ordinary share ratio.